UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 22, 2012 (May 16, 2012)

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State of Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 International Drive, Baltimore, Maryland		21202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement

(a) Note Exchange Agreement

On May 16, 2012, Legg Mason, Inc. (“Legg Mason”) announced a new capital plan that includes refinancing of its 2.50% convertible senior notes due 2015 (the “2.50% Convertible Senior Notes”). To effect the refinancing of the 2.50% Convertible Senior Notes, Legg Mason entered into a note exchange agreement (the “Note Exchange Agreement”), on May 16, 2012, with KKR I-L Limited, a fund managed by Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Citibank, N.A., Credit Suisse International and HSBC Bank USA, National Association, as lenders to such fund, and KKR for limited purposes. The Note Exchange Agreement provides for the repurchase of all of the 2.50% Convertible Senior Notes by Legg Mason for (i) cash in an amount equal to the aggregate principal amount of the 2.50% Convertible Senior Notes, plus accrued and unpaid interest on such notes since January 15, 2012, (ii) a prepayment fee of $6.25 million and (iii) the issuance of warrants (the “warrants”) to the holders of the 2.50% Convertible Senior Notes with terms similar to the conversion feature of the 2.50% Convertible Senior Notes. The warrants will be issued pursuant to a warrant agreement between Legg Mason and American Stock Transfer & Trust Company, LLC, as warrant agent. The warrants will provide the holders thereof with the right to purchase approximately 14.2 million shares of Legg Mason common stock at an exercise price of $88 per share, subject to customary anti-dilution adjustments, and will expire in July 2017.

The Note Exchange Agreement also contemplates that Legg Mason will enter into a registration rights agreement upon the issuance of the warrants with KKR I-L Limited, covering resales of the warrants and any underlying shares of Legg Mason common stock deliverable upon exercise of the warrants. Finally, in accordance with the Note Exchange Agreement, Legg Mason expects to amend and restate the standstill agreement, dated as of January 14, 2008, with KKR, by which KKR will continue to agree to not take certain actions with respect to Legg Mason.

The Note Exchange Agreement contains customary representations and warranties from each of the parties, and the parties’ respective obligations under the Note Exchange Agreement are subject to customary closing conditions. The warrant agreement, warrants, registration rights agreement and amended and restated standstill agreement will be executed at the closing of the transactions contemplated by the Note Exchange Agreement, which is expected to occur on or about May 23, 2012.

The foregoing description of the Note Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Note Exchange Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

(b) Offering of 5.50% Senior Notes Due 2019

On May 21, 2012, Legg Mason issued and sold $650,000,000 aggregate principal amount of 5.50% senior notes due 2019 (the “Notes”). The net proceeds of the Notes offering will be used to fund a portion of the purchase price for the 2.5% Convertible Senior Notes. Legg Masson offered and sold the Notes to initial purchasers in reliance on an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers then resold the Notes pursuant to exemptions from registration under the Securities Act, including Rule 144A and Regulation S. Legg Mason relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement relating to the issuance and sale of the Notes.

The Notes were issued pursuant to, and are governed by, an indenture dated as of May 21, 2012 (the “Base Indenture”) between Legg Mason and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the supplemental indenture, dated as of May 21, 2012 (the “Supplemental Indenture”). The Base Indenture, as supplemented by the Supplemental Indenture, is referred to herein as the “Indenture.” Pursuant to the Indenture, Legg Mason will pay interest on the Notes on May 21 and November 21 of each year, beginning on November 21, 2012. The Notes will mature on May 21, 2019. The Notes are unsecured senior obligations of Legg Mason. The Notes will rank equally with Legg Mason’s existing and future unsecured and unsubordinated senior indebtedness. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The Indenture provides that if Legg Mason or a subsidiary reduces its ownership of a class or series of capital stock of a Designated Subsidiary (as defined in the Indenture) to below 80% and, immediately after giving effect to such disposition, its senior unsecured debt rating is, or is on notice to be downgraded to, below investment grade, Legg Mason, in certain circumstances, will be required to redeem or repay debt secured by such capital stock, repay term loans under any credit agreement otherwise maturing within one year, invest in Additional Assets (as defined in the Indenture) or offer to repay the Notes and other pari passu debt. The Indenture also provides that the interest rate payable on the Notes will be subject to adjustment from time to time if the debt rating assigned to Legg Mason’s senior unsecured debt is downgraded to below investment grade or subsequently upgraded. Additionally, if the Notes are unrated or rated below investment grade within a certain period following the public notice of an arrangement that could result in a Change of Control (as defined in the Indenture), Legg Mason will, in certain circumstances, be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. The Indenture provides for customary events of default, including nonpayment and failure to comply with covenants and other agreements. A copy of the Base Indenture is attached hereto as Exhibit 4.1, a copy of the Supplemental Indenture is attached hereto as Exhibit 4.2 and each is incorporated herein by reference.

In connection with the issuance of the Notes, Legg Mason and the Representatives entered into a registration rights agreement, dated as of May 21, 2012 (the “Notes Registration Rights Agreement”), with respect to the Notes. Pursuant to the Notes Registration Rights Agreement, Legg Mason has agreed to use its reasonable best efforts to (1) file a registration statement with the Securities and Exchange Commission (“SEC”) relating to an exchange offer for the Notes (the “Exchange Offer”) no later than 60 days after the issuance of the Notes, (2) cause the SEC to declare the registration statement effective under the Securities Act no later than 105 days after issuance of the Notes and (3) complete the Exchange Offer no later than 150 days after issuance of the Notes. In the Exchange Offer, holders of the Notes will be permitted to exchange the Notes for a new issue of Notes that are registered with the SEC and do not contain terms restricting the transfer of the Notes (or provide for additional interest) but that are otherwise identical to the Notes. Legg Mason also agreed pursuant to the Notes Registration Rights Agreement to use its reasonable best efforts to file a shelf registration statement with respect to resales of the Notes if Legg Mason is unable or not permitted to effect the Exchange Offer. Upon the occurrence or existence of certain pending corporate developments or other material events, Legg Mason may suspend the availability of any registration statement (and related prospectus) upon notice to the holders of the Notes; provided that such suspension period will not exceed 45 days in any three-month period or 90 days in any twelve-month period. The Notes Registration Rights Agreement provides for Legg Mason to pay additional interest (not to exceed 0.50% per annum) on the Notes if Legg Mason fails to fulfill its obligations with respect to the registration of the Notes. A copy of the Notes Registration Rights Agreement is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

The foregoing descriptions of the Base Indenture, Supplemental Indenture and Notes Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Base Indenture, Supplemental Indenture and Notes Registration Rights Agreement, which are filed as exhibits hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

Information required by Item 2.03 is contained in Item 1.01 of this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 4.1	Base Indenture, dated as of May 21, 2012, between Legg Mason, Inc. and The Bank of New York Mellon, as trustee

Exhibit 4.2	Supplemental Indenture, dated as of May 21, 2012, between Legg Mason, Inc. and The Bank of New York Mellon, as trustee

Exhibit 4.3	Notes Registration Rights Agreement, dated as of May 21, 2012, among Legg Mason, Inc. and Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several purchasers named in Schedule I of the Purchase Agreement

Exhibit 10.1	Note Exchange Agreement, dated as of May 16, 2012, among Legg Mason, Inc., KKR I-L Limited, Citibank N.A., Credit Suisse International, HSBC Bank USA, N.A., and Kohlberg Kravis & Roberts & Co. L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

Date: May 22, 2012	By:	/s/ Thomas C. Merchant
Vice President and General Counsel, Corporate

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Base Indenture, dated as of May 21, 2012, between Legg Mason, Inc. and The Bank of New York Mellon, as trustee

Exhibit 4.2	Supplemental Indenture, dated as of May 21, 2012, between Legg Mason, Inc. and The Bank of New York Mellon, as trustee

Exhibit 4.3	Notes Registration Rights Agreement, dated as of May 21, 2012, among Legg Mason, Inc. and Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several purchasers named in Schedule I of the Purchase Agreement

Exhibit 10.1	Note Exchange Agreement, dated as of May 16, 2012, among Legg Mason, Inc., KKR I-L Limited, Citibank N.A., Credit Suisse International, HSBC Bank USA, N.A., and Kohlberg Kravis & Roberts & Co. L.P.